Exhibit 99.1

NWPX Infrastructure Announces First Quarter 2026 Financial Results

•	Net sales of $138.3 million, an increase of 19.1% year-over-year, and record first quarter gross profit of $26.7 million, an increase of 37.7% year-over-year
•	Record first quarter Water Transmission Systems segment (“WTS”) net sales of $93.5 million, an increase of 19.1% year-over-year, and gross profit of $17.3 million, an increase of 42.3% year-over-year
•	Record first quarter Precast Infrastructure and Engineered Systems segment (“Precast”) net sales of $44.8 million, an increase of 18.9% year-over-year, and record first quarter gross profit of $9.3 million, an increase of 30.0% year-over-year
•	Record first quarter net income of $10.5 million, or $1.08 per diluted share
•	Record WTS backlog[1] of $373 million; record backlog including confirmed orders[2] of $430 million
•	Precast order book[3] of $55 million
•	Repurchased $2.2 million of common stock

VANCOUVER, Washington—April 29, 2026—NWPX Infrastructure, Inc. (NASDAQ: NWPX) (“NWPX Infrastructure” and the “Company”), a leading manufacturer of water-related infrastructure products, today announced its financial results for the first quarter ended March 31, 2026. The Company will broadcast its first quarter 2026 earnings conference call on Thursday, April 30, 2026 at 7:00 a.m. PT.

Management Commentary

“We delivered a strong start to 2026 with first quarter results reflecting meaningful growth and margin expansion across both of our segments,” said Scott Montross, President and Chief Executive Officer of NWPX Infrastructure. “Consolidated revenue increased 19% year-over-year to $138.3 million, while gross profit grew nearly 38%, highlighting the operating leverage in our model and continued execution across the organization.”

Mr. Montross continued, “Our Water Transmission Systems segment generated $93.5 million in revenue, up 19% from the prior year, supported by solid project execution, gross margin expansion of approximately 300 basis points, and a record backlog including confirmed orders of $430 million. In Precast, revenue increased nearly 19% year-over-year, with margin expansion of approximately 180 basis points, reflecting both operational improvements and sustained demand.”

Mr. Montross concluded, “Looking ahead, we believe 2026 is shaping up to be a historic year for NWPX Infrastructure. Continued momentum in our Precast segment, combined with strong bidding activity and the addition of a significant, previously unplanned project in our Water Transmission Systems segment, gives us increasing confidence in our outlook. These factors position the Company to deliver record results for both revenue and profitability in 2026.”

First Quarter 2026 Financial Results

Consolidated

•	Net sales increased 19.1% to $138.3 million from $116.1 million in the first quarter of 2025.
•	Gross profit increased 37.7% to $26.7 million, or 19.3% of net sales, from $19.4 million, or 16.7% of net sales, in the first quarter of 2025.
•	Net income was $10.5 million, or $1.08 per diluted share, compared to $4.0 million, or $0.39 per diluted share, in the first quarter of 2025.

Water Transmission Systems Segment (WTS)

•	WTS net sales increased 19.1% to $93.5 million from $78.4 million in the first quarter of 2025 driven by an 18% increase in tons produced resulting from changes in project timing and a 1% increase in selling price per ton due to changes in product mix.
•	WTS gross profit increased 42.3% to $17.3 million, or 18.5% of WTS net sales, from $12.2 million, or 15.5% of WTS net sales, in the first quarter of 2025 due to increased volume, including related operational efficiency gains, and favorable changes in product mix.
•	WTS backlog was $373 million as of March 31, 2026, compared to $234 million as of December 31, 2025, and $203 million as of March 31, 2025. Backlog including confirmed orders was $430 million as of March 31, 2026, compared to $346 million as of December 31, 2025, and $289 million as of March 31, 2025.

Precast Infrastructure and Engineered Systems Segment (Precast)

•

Precast net sales increased 18.9% to $44.8 million from $37.7 million in the first quarter of 2025 driven by a 14% increase in selling prices due to changes in product mix and a 4% increase in volume shipped.

•	Precast gross profit increased 30.0% to $9.3 million, or 20.9% of Precast net sales, from $7.2 million, or 19.1% of Precast net sales, in the first quarter of 2025 primarily due to increased selling prices due to changes in product mix and increased volume.
•	Precast order book was $55 million as of March 31, 2026, compared to $57 million as of December 31, 2025, and $64 million as of March 31, 2025.

Balance Sheet, Cash Flow, and Capital Allocation

•	As of March 31, 2026, the Company had no outstanding revolving loan borrowings and additional borrowing capacity of approximately $124 million under the revolving credit facility.
•	Net cash provided by operating activities was $29.3 million in the first quarter of 2026 compared to $4.8 million in the first quarter of 2025 primarily due to a $17.6 million increase in cash from changes in working capital and a $6.8 million increase in net income adjusted for noncash items.
•	Capital expenditures were $3.5 million in the first quarter of 2026 compared to $3.7 million in the first quarter of 2025.
•	The Company repurchased approximately 33,000 shares of its common stock at an average price of $67.17 per share for a total of $2.2 million during the first quarter of 2026 pursuant to a Rule 10b5‑1 trading plan.

1 NWPX Infrastructure defines “backlog” as the balance of remaining performance obligations under signed contracts for Water Transmission Systems products for which revenue is recognized over time.

2 NWPX Infrastructure defines “confirmed orders” as Water Transmission Systems projects for which the Company has been notified that it is the successful bidder, but a binding agreement has not been executed.

3 NWPX Infrastructure defines “order book” as unfulfilled orders outstanding at the measurement date for its Precast Infrastructure and Engineered Systems segment.

Conference Call Details

A conference call and simultaneous webcast to discuss the Company’s first quarter 2026 financial results will be held on Thursday, April 30, 2026, at 7:00 a.m. Pacific Time. The call will be broadcast live on the Investor Relations section of the Company’s website at investor.nwpx.com and will be archived online upon completion of the conference call. For those unable to listen to the live call, a replay will be available approximately three hours after the event and will remain available until Thursday, May 14, 2026, by dialing 1‑844‑512‑2921 in the U.S. or 1‑412‑317‑6671 internationally and entering the replay access code: 13759703.

About NWPX Infrastructure

Founded in 1966, NWPX Infrastructure, Inc. is a leading manufacturer of water-related infrastructure products. The WTS segment is the largest manufacturer of engineered water transmission systems in North America and produces steel casing pipe, bar-wrapped concrete cylinder pipe, and pipeline system joints and fittings. The Precast segment provides solution-based products for a wide range of markets including high-quality reinforced precast concrete products, lined precast sanitary sewer system structures, water distribution and management equipment including pump lift stations, wastewater pretreatment, and stormwater quality products. The Precast segment has broadened its manufacturing footprint by bringing lined and engineered precast products into production at additional facilities, increasing capacity and improving regional availability. The Company’s skilled team is committed to quality and innovation while upholding its core values of accountability, commitment, and teamwork. Headquartered in Vancouver, Washington, the Company operates 14 manufacturing facilities across North America. For more information, please visit www.nwpx.com.

Forward-Looking Statements

Statements in this press release by Scott Montross contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on current expectations, estimates, and projections about the Company’s business, management’s beliefs, and assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements as a result of a variety of important factors. While it is impossible to identify all such factors, those that could cause actual results to differ materially from those estimated by the Company include changes in demand and market prices for its products, product mix, bidding activity and order modifications or cancelations, timing of customer orders and deliveries, production schedules, price and availability of raw materials and other costs central to producing and shipping our products, excess or shortage of production capacity, product quality assurance failures that result in decreased sales and operating margin, product returns, product liability, warranty, or other claims, international trade policy and regulations, changes in trade policy (in particular with Canada and Mexico) and duties imposed on imports and exports and the related impacts on the Company, economic uncertainty and associated trends in macroeconomic conditions, including potential recession, inflation, and the state of the housing and commercial construction markets, interest rate risk and changes in market interest rates, including the impact on the Company’s customers and related demand for its products, the Company’s ability to identify and complete internal initiatives and/or acquisitions in order to grow its business, the Company’s ability to effectively integrate future acquisitions into its business and operations that produce accretive financial results, effects of security breaches, computer viruses, and cybersecurity incidents, increased use of artificial intelligence by us and our competitors, as well as related legal and regulatory requirements, timing and amount of share repurchases, impacts of U.S. tax reform legislation on the Company’s results of operations, and the impact on its customers and related demand for its products, delays or reductions in state or local government spending due to revisions to federal appropriations brought on by policy changes, staffing levels or the inability to pass budget reconciliation legislation, adequacy of the Company’s insurance coverage, supply chain challenges, the Company’s ability to attract and retain talented employees, impact of geopolitical trends, changes, and events, including the various military conflicts or tensions and the regional and global ramifications of these conditions, operating problems at the Company’s manufacturing operations including fires, explosions, inclement weather, and floods and other natural disasters, effectiveness of future implementations or conversions of enterprise resource planning or other key systems, material weaknesses in the Company’s internal control over financial reporting and its ability to remediate such weaknesses, impacts of pandemics, epidemics, or other public health emergencies, and other risks discussed in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2025 and from time to time in its other Securities and Exchange Commission filings and reports. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. If the Company does update or correct one or more forward-looking statements, investors and others should not conclude that it will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.

Non-GAAP Financial Measures

The Company is presenting backlog including confirmed orders. This non-GAAP financial measure is provided to better enable investors and others to assess the Company’s ongoing operating results and compare them with its competitors. This should be considered a supplement to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP.

For more information, visit www.nwpx.com.

Contact:

Aaron Wilkins

Chief Financial Officer

NWPX Infrastructure

investors@nwpx.com

Or

Addo Investor Relations

nwpx@addo.com

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NWPX INFRASTRUCTURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Net sales:
Water Transmission Systems	$93,453	$78,446
Precast Infrastructure and Engineered Systems	44,801	37,669
Total net sales	138,254	116,115

Cost of sales:
Water Transmission Systems	76,134	66,272
Precast Infrastructure and Engineered Systems	35,455	30,478
Total cost of sales	111,589	96,750

Gross profit:
Water Transmission Systems	17,319	12,174
Precast Infrastructure and Engineered Systems	9,346	7,191
Total gross profit	26,665	19,365

Selling, general, and administrative expense	14,008	13,796
Operating income	12,657	5,569
Other income	229	7
Interest expense	(348)	(635)
Income before income taxes	12,538	4,941
Income tax expense	2,004	977
Net income	$10,534	$3,964

Net income per share:
Basic	$1.10	$0.40
Diluted	$1.08	$0.39

Shares used in per share calculations:
Basic	9,578	9,933
Diluted	9,790	10,117

NWPX INFRASTRUCTURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$14,262	$2,273
Trade and other receivables, net	96,739	78,171
Contract assets	113,190	91,036
Inventories	69,795	74,287
Prepaid expenses and other	5,177	5,665
Total current assets	299,163	251,432
Property and equipment, net	163,640	157,509
Operating lease right-of-use assets	87,301	86,894
Goodwill	55,504	55,504
Intangible assets, net	23,475	23,008
Other assets	5,057	5,283
Total assets	$634,140	$579,630

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$2,994	$2,994
Accounts payable	27,894	22,190
Accrued liabilities	24,644	27,743
Contract liabilities	50,859	8,794
Current portion of operating lease liabilities	5,153	4,829
Total current liabilities	111,544	66,550
Borrowings on line of credit	-	276
Long-term debt	7,734	8,482
Operating lease liabilities	86,552	86,223
Deferred income taxes	13,276	12,484
Other long-term liabilities	11,306	10,832
Total liabilities	230,412	184,847

Stockholders’ equity:
Common stock	96	96
Additional paid-in-capital	111,315	113,088
Retained earnings	292,276	281,742
Accumulated other comprehensive income (loss)	41	(143)
Total stockholders’ equity	403,728	394,783
Total liabilities and stockholders’ equity	$634,140	$579,630

NWPX INFRASTRUCTURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$10,534	$3,964
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and finance lease amortization	3,744	3,413
Amortization of intangible assets	1,029	1,008
Share-based compensation expense	1,304	1,138
Noncash operating lease expense	1,518	1,434
Deferred income taxes	791	744
Other, net	(74)	326
Changes in operating assets and liabilities:
Trade and other receivables	(17,803)	6,652
Contract assets, net	19,911	(3,436)
Inventories	6,390	(914)
Prepaid expenses and other assets	726	1,040
Accounts payable	5,718	(2,978)
Accrued and other liabilities	(3,251)	(6,364)
Operating lease liabilities	(1,272)	(1,179)
Net cash provided by operating activities	29,265	4,848

Cash flows from investing activities:
Purchases of property and equipment	(3,469)	(3,670)
Acquisition of business, net of cash acquired	(8,853)	-
Other investing activities	19	-
Net cash used in investing activities	(12,303)	(3,670)

Cash flows from financing activities:
Borrowings on line of credit	1,239	39,521
Repayments on line of credit	(1,515)	(38,665)
Payments on other debt	(750)	(750)
Payments on finance lease liabilities	(648)	(386)
Tax withholdings related to net share settlements of equity awards	(883)	(620)
Repurchase of common stock	(2,416)	-
Net cash used in financing activities	(4,973)	(900)

Change in cash and cash equivalents	11,989	278
Cash and cash equivalents, beginning of period	2,273	5,007
Cash and cash equivalents, end of period	$14,262	$5,285